Exhibit 10.9

Form of Trademark Licensing Agreement

[Unofficial English Translation]

LICENSOR (Party A): Shenzhen Yi Jia Technology Co., Ltd.

Licensor’s registered address: 1-4/F, Building B3, 14 Jian’an Road, Shajing Sub-district, Bao’an District, Shenzhen City, Guangdong Province

LICENSEE (Party B): ______________________________

Licensee’s registered address: ____________________________________________________________

_____________________________________________________________________

In accordance with the Trademark Law of the People’s Republic of China and the Implementation Regulations, both parties hereby enter into this Trademark Licensing Agreement voluntarily and in good faith following friendly discussions:

Scope of Licensing

1.	Party A grants Party B the license to use the trademark ________, which has been registered in Class __ with the Trademark Office of the State Administration for Industry and Commerce, registration number: ________, effective date: _________, on the packaging of ______________________.

2.	The licensing period is from ______________ to _____________. Party A and Party B shall renew the Trademark Licensing Agreement if an extension is required upon its expiration.

3.	Party A grants Party B the license to use the trademark within the People’s Republic of China.

4.	Licensing fee: Gratuitous license.

5.	Type of licensing: General use licensing.

6.	The Trademark Law of the People’s Republic of China states: “The licensor shall supervise the quality of the goods on which the licensee uses its registered trademark, and the licensee shall guarantee the quality of the goods on which the registered trademark is used.” Party B must ensure that the products which it manufactures and on which Party A’s registered trademark is used comply with national standards related to product hygiene, quality, measurement, environmental protection, and packaging, as well as industry standards and statutory requirements on instructions.

7.	Party B may not modify the texts, graphics, or text-graphic combination of Party A’s registered trademark at will, or use Party A’s registered trademark on products that are not covered under the licensing.

8.	According to the provisions of the Trademark Law of the People’s Republic of China, Party B must indicate its company name and place of manufacturing on the goods on which it uses Party A’s registered trademark.

9.	The conclusion, interpretation, and validity of and resolution of disputes related to this Agreement are governed and protected by relevant laws and regulations such as the Trademark Law of the People’s Republic of China and the Implementation Regulations.

10.	This Agreement is prepared in triplicate. According to the provisions of the Trademark Law of the People’s Republic of China and the Implementation Regulations, within 1 month of the signing of this Agreement, Party A shall submit a copy of the Agreement to the Trademark Office of the State Administration for Industry and Commerce for filing, and Party B shall submit a copy of the Agreement to the local industry and commerce bureau at the place of its incorporation for record.

LICENSOR (Party A):	LICENSEE (Party B):
Legal representative:	Legal representative:
__________ (Date)	__________ (Date)